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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    TEAM FINANCIAL, INC.                     TEAM FINANCIAL CAPITAL TRUST I
    --------------------                     ------------------------------
(Exact name of co-registrant                  (Exact name of co-registrant
as specified in its charter)                  as specified in its charter)

           KANSAS                                       DELAWARE
           ------                                       --------
  (State of incorporation)                       (State of organization)

         48-1017164                                    91-6541688
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       (I.R.S Employer                               (I.R.S Employer
     Identification No.)                           Identification No.)



                  8 WEST PEORIA, SUITE 200, PAOLA, KANSAS 66071
          (Address of principal executive offices, including zip code)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]


Securities Act registration statement file number to which this form relates:

                           333-64934 AND 333-64934-01

Securities to be registered pursuant to Section 12(g) of the Act: ___% CUMULATIVE TRUST PREFERRED SECURITIES, $10 LIQUIDATION AMOUNT (AND THE GUARANTEE WITH RESPECT THERETO)


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Item 1.  Description of Registrant's Securities to be Registered.

         Descriptions and terms of the Registrants' securities being registered on this Form 8-A are incorporated herein by reference to the sections entitled "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Preferred Securities Guarantee" and "Relationship among the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee" in the prospectus filed with the Securities and Exchange Commission on July , 12, 2001, as part of the Company's Registration Statement on Form S-1 (SEC Registration Nos. 333-64934 and 333-64934-01), as amended (the "1933 Act Registration Statement"). The form of prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.


Item 2.  Exhibits.


         The following is a complete list of Exhibits filed as part of this Registration Statement or which are incorporated herein by reference:

4.4      Trust Agreement. (1)

4.5      Form of Amended and Restated Trust Agreement. (1)

4.6 Form of Preferred Securities Certificate of FW Capital I (included as an exhibit to Exhibit 4.5).

4.7      Form of Preferred Securities Guarantee Agreement. (1)

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(1)      Incorporated by reference to the same exhibit numbers of the 1933 Act
         Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         TEAM FINANCIAL, INC.



Date:  July 26, 2001                     By:  /s/ Michael L. Gibson
                                            -----------------------------------
                                            Michael L. Gibson
                                            President-Acquisitions/Investments
                                            and Chief Financial Officer


                                         TEAM FINANCIAL CAPITAL TRUST I


Date:  July 26, 2001                     By: /s/ Michael L. Gibson
                                            -----------------------------------
                                            Michael L. Gibson
                                            Administrative Trustee